Exhibit 99.1

Amaze Holdings Announces Leadership Transition

Joel Krutz Named Interim Chief Executive Officer; Michael Pruitt Named Chairman of the Board

Current Board of Directors to Take a More Active Role in Value Creation

NEWPORT BEACH, Calif., August 3, 2026 (GLOBE NEWSWIRE) — Amaze Holdings, Inc. (NYSE American: AMZE) (“Amaze” or the “Company”), a global leader in creator-powered commerce, today announced a transition in the Company’s leadership. The Board of Directors determined that Aaron Day would no longer serve as Chairman of the Board and Chief Executive Officer of the Company, effective immediately. Mr. Day will remain a member of the Board.

Joel Krutz, the Company’s Chief Financial Officer, has been named interim Chief Executive Officer while the Company conducts a search for a permanent successor. Mr. Krutz will continue to serve as Chief Financial Officer during this period. Michael Pruitt, previously Vice Chairman of the Board, has been named Chairman of the Board.

“The Board remains confident in the market opportunity and in the team’s ability to execute against our priorities. With Joel stepping in as interim CEO, and with current directors continuing to guide management, we believe Amaze has the leadership and experience in place to deliver for creators in their relentless pursuit to be amazing,” stated Michael Pruitt, Chairman of the Board. “Joel’s background leading finance and operations in public company organizations, including as CFO of Paramount International, gives us confidence that Amaze can deliver value for creators and shareholders alike.”

“I’m honored to take on this role and to continue working closely with our team, our creators, and our brand partners,” said Joel Krutz, interim Chief Executive Officer. “Our priorities remain the same: executing on the strategy we have laid out for the business, driving Amaze toward its next phase of growth, and building long-term value for our shareholders. I look forward to continuing to work with the Board on our cost and revenue optimization strategies. This is an exciting time for Amaze as we continue to deliver new monetization opportunities with and for Creators.”

For investor information, please contact IR@amaze.co.

For press inquiries, please contact PR@amaze.co.

About Amaze:

Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for brand development, product creation, advanced e-commerce, audience growth and scalable managed services. By helping people turn what they know, create and share into sustainable income, Amaze enables value creators to build deeper audience relationships and more flexible paths to a better life. Discover more at www.amaze.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based on estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about the Company’s leadership transition, the search for a permanent Chief Executive Officer, and the Company’s future business and financial performance. These statements can be identified by words such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and are based on our current expectations and views concerning future events and developments and their potential effects on us.

Some or all of these forward-looking statements may not occur. These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. Factors that affect our ability to achieve these results include unexpected issues arising from implementation of our new venture, our need to raise additional capital, our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers, our ability to identify and transition to a permanent Chief Executive Officer, and our inability to agree upon the terms of a definitive agreement. Other risks include the Risk Factors contained in our Form 10-K filed on April 1, 2026.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.